                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Rowe Furniture Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          Rowe Furniture Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              -------------------

                                     NOTICE
                                       of
                                 ANNUAL MEETING
                                       of
                                  STOCKHOLDERS
                                      and

                                PROXY STATEMENT

                              -------------------

                         TIME:

                                    Tuesday, March 31, 1998
                                    at 10:00 a.m.

                         PLACE:
                                    Roanoke Airport Marriott
                                    Roanoke, Virginia

                              -------------------


                          ROWE FURNITURE CORPORATION
                                Salem, Virginia

                              --------------------

ROWE FURNITURE CORPORATION
239 Rowan Street
Salem, Virginia  24153

To The Stockholders of
Rowe Furniture Corporation                                     February 20, 1998

Notice is hereby given that the annual meeting of stockholders of Rowe Furniture Corporation (the "Company") will be held at the Roanoke Airport Marriott, 2801 Hershberger Road, Roanoke, Virginia, on Tuesday, March 31, 1998, at 10:00 a.m. The annual meeting is for the purpose of considering and acting upon the election of three directors of the Company, each for a term of three years, and such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposal at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on February 12, 1998 are the stockholders entitled to vote at the meeting, and at any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                       By Order of the Board of Directors,



                                       ARTHUR H. DUNKIN, Secretary-Treasurer


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                           ROWE FURNITURE CORPORATION
                                239 Rowan Street
                             Salem, Virginia 24153

                       ---------------------------------

                                PROXY STATEMENT

                       ---------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            Tuesday, March 31, 1998

                       ---------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Rowe Furniture Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Stockholders of the Company (hereinafter called the "Meeting"), which will be held at the Roanoke Airport Marriott, Roanoke, Virginia, on March 31, 1998, at 10:00 a.m., and all adjournments and postponements of the Meeting. The accompanying Notice of Meeting, form of proxy and this proxy statement are first being mailed to stockholders on or about February 20, 1998.

     All shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth in this Proxy Statement. Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Meeting, but will not be counted as voting on any matter for which an abstention is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy.

     The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Stockholders who execute proxies solicited by the Company's Board of Directors retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments and postponements thereof. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. Any proxy may be revoked, however, at any time prior to its exercise by written notice to the Secretary of the Company or the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Any written notice revoking a proxy should be delivered to Arthur H. Dunkin, Secretary-Treasurer of the Company, at 239 Rowan Street, Salem, Virginia 24153.

                             STOCKHOLDER APPROVAL

     Although the Company's principal administrative offices are located in Salem, Virginia, the Company is incorporated under the laws of the State of Nevada. Under Nevada law, the affirmative vote of a plurality of the votes cast at the Meeting is required for the election of Directors. Accordingly, withholding of authority and broker non-votes will have no effect upon the election of Directors.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders of record as of the close of business on February 12, 1998 will be entitled to one vote for each share then held. As of February 12, 1998, the Company had 12,544,327 shares of common stock issued and outstanding.

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 12, 1998, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director, nominee and Named Executive (as defined herein) and (iii) all directors, nominees and executive officers as a group. The Company believes that the individuals listed each have sole voting and investment power with respect to such shares, except as otherwise indicated in the footnotes to the table. Unless otherwise indicated below, the business address of each person listed below is: c/o Rowe Furniture Corporation, 239 Rowan Street, Salem, Virginia 24153.

                                                   Shares Beneficially
                                                           Owned
                                                 -----------------------
                                                  Amount of
                                                  Beneficial    Percent
                                                 Ownership(1)   of Class
                                                 ------------   --------
Name and Address,
of Beneficial Owner
-------------------
Caryl S. Bentz (2)                                1,172,433       9.3%
Gerald M. Birnbach (3)(4)(5)                      1,669,921      13.1
Sidney J. Silver (6)                              1,477,723      11.7
Arthur H. Dunkin                                    157,017       1.2
Keith J. Rowe (3)(7)(8)                           1,361,885      10.8
Harvey I. Ptashek (9)                               123,839       1.0
Gerald O. Woodlief (10)                             172,647       1.4
Richard E. Cheney                                    92,162        *
Charles T. Rosen                                     55,249        *
Allan Tofias                                            264        *
Charlene A. Pedrolie                                  4,000        *
All directors, nominees and executive officers
as a group (11 persons)                           4,319,872      33.1

* Less than one percent.

(1) Includes shares subject to options currently exercisable or which will become exercisable within 60 days of February 12, 1998 granted to the directors and executive officers as follows: Mr. Birnbach -181,900, Mr. Cheney - 39,937, Mr. Dunkin - 76,750, Ms. Pedrolie - 4,000, Mr. Ptashek - 64,750, Mr. Rosen - 39,937, Mr. Rowe - 39,937, Mr. Silver - 24,750 and Mr.
     Woodlief - 39,937. Also includes shares held in retirement accounts.
(2)  Ms. Bentz's business address is- 4749 Barclay Square, Roanoke, Virginia
     24018.
(3) Includes 280,098 shares held by Mr. Birnbach and Mr. Keith Rowe, as co-trustees under the trust FBO Michael Rowe, over which shares these individuals exercise shared voting and investment power. Mr. Birnbach does not have any income or residuary interest in these shares.
(4) Includes 115,803 and 398,670 shares held as co-trustee under irrevocable trust agreements for the descendants of D. E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, over which shares Mr. Birnbach exercises shared voting and investment power.
(5) Includes 2,430 shares held jointly by Mr. Birnbach with his wife. Includes 36,121 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Jami Taff and the Descendants of Jami Taff, 36,121 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Bruce Birnbach and the Descendants of Bruce Birnbach, 28,771 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Nina Patton and the Descendants of Nina Patton, and 21,421 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Tom Birnbach and the Descendants of Tom Birnbach. Excludes 3,795 shares held by Mr. Birnbach's wife of which Mr. Birnbach disclaims beneficial ownership.
(6) Excludes the following shares of which Mr. Silver disclaims beneficial ownership: 3,479 shares owned by Mr. Silver's wife, 189,843 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Wife and Descendants of Sidney J. Silver, 15,000 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Beth D. Silver and the Descendants of Beth D. Silver, 35,000 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Patricia A. Silver and the Descendants of Patricia
     A. Silver, 48,500 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Lisa E. Cannon and the Descendants of Lisa E. Cannon, 15,000 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of David C. Silver and the Descendants of David C. Silver and 15,000 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Daniel B. Silver and the Descendants of Daniel B. Silver. Includes 115,803 and 398,670 shares held as co-trustee under Irrevocable Trust agreements for the descendants of D.E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, 792 shares held as co-trustee under the Revocable Trust Agreement FBO Jonathan Simon Elsberg and 15,187 shares in the Silver, Freedman & Taff Profit Sharing Plan and Trust over which shares Mr. Silver exercises shared voting and investment power. Mr. Silver's business address is: c/o Silver, Freedman & Taff, L.L.P, 1100 New York Ave., N.W., Washington, D.C. 20005.
(7)  Messrs. Michael and Keith Rowe are co-executors of the estate of Elizabeth
     J. Rowe and have shared voting and investment power with respect to 10,084 shares.
(8) Excludes 792 shares owned by Mr. Rowe's wife of which Mr. Rowe disclaims beneficial ownership. Includes 142,890 shares held as co-trustee with Mr. Rowe's wife in the Rowe Charitable Remainder Trust.
(9) Includes 54,278 shares held as co-trustee with Mr. Ptashek's wife of which Mr. Ptashek disclaims beneficial ownership.
(10) Includes 72,595 shares held as co-trustee with Mr. Woodlief's wife of which Mr. Woodlief disclaims beneficial ownership.

                      PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Board of Directors is composed of nine directors. Approximately one-third of the Directors are elected annually. Three Directors are to be elected at the Meeting for terms of three years or until their successors are elected and qualified.

     Unless contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of the three nominees named below. If any of such persons is unable, or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

     The following table sets forth certain information with respect to each nominee for election to the Board and each Director continuing to serve.

                        INFORMATION CONCERNING NOMINEES

                                                            Director  Term To
                                                    Age      Since    Expire
                                                    ---      -----    ------

Gerald M. Birnbach.................................  67       1966     1998
Keith J. Rowe......................................  54       1977     1998
Richard E. Cheney..................................  76       1988     1998

                         DIRECTORS CONTINUING TO SERVE

                                                            Director  Term To
                                                    Age      Since    Expire
                                                    ---      -----    ------

Charles T. Rosen...................................  64       1977     1999
Sidney J. Silver...................................  63       1982     1999
Arthur H. Dunkin...................................  52       1986     1999
Harvey I. Ptashek..................................  59       1984     2000
Gerald O. Woodlief.................................  67       1982     2000
Allan Tofias.......................................  67       1998     2000

     Gerald M. Birnbach has been in the service of the Company since 1956. He has served as the Company's President since 1972, and Chairman of the Board since 1976. Prior to becoming President, he was Vice President of Merchandising and Sales.

     Keith J. Rowe served as a Vice President of the Company from 1977 to January 1993. He is presently a private investor and currently serves on the board of directors of Enabling Technologies, Inc.

     Richard E. Cheney was the Chairman of the Board of Hill & Knowlton, an international public relations company, from 1987 to 1991 and served as the Chairman Emeritus from 1991 to 1993. He currently serves on the boards of directors of Chattem, Inc. and Stoneridge, Inc.

     Charles T. Rosen has served as Vice President of Luth Research, Inc., a market research company since 1993.

     Sidney J. Silver has been a member of the Washington, D.C. law firm Silver, Freedman & Taff, L.L.P. since 1972.

     Arthur H. Dunkin has been the Company's Secretary-Treasurer since 1986. Mr. Dunkin has been in the service of the Company since 1984.

     Harvey I. Ptashek, who has been employed by the Company since 1964, has served as its Senior Vice President since 1984. He was the Vice President of Sales from 1980 to 1984. Prior to that time, he held positions with the Company as National Sales Manager and Director of Sales Administration.

     Gerald O. Woodlief served as a Senior Vice President of the Company from 1982 until his retirement in December 1992. Mr. Woodlief was a consultant to the Company from January, 1993 until December, 1997. From 1949 until 1982, Mr. Woodlief served in various manufacturing positions with the Company.

     Allan Tofias was elected to the Board of Directors on January 26, 1998, effective February 3, 1998. Mr. Tofias is the former managing shareholder and President of the accounting firm of Tofias, Fleishman, Shapiro & Company, P.C. Mr. Tofias is a trustee of Gannett Welsh & Kotler Fund, a mutual fund.

     Board of Directors Meetings and Committees. The Board conducts its business through meetings of the Board and through the activities of its committees. During the fiscal year ended November 30, 1997, the Board of Directors held eight regular Board meetings. No incumbent director of the Company attended fewer than 75 percent of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

     The Audit Committee of the Board of Directors consists of Messrs. Cheney, Rosen, Rowe and Silver. The primary functions of this committee are to evaluate audit performance, oversee relations with the Company's independent auditors, and evaluate internal accounting policies and procedures. Three meetings were held by the Audit Committee during the year ended November 30, 1997.

     The Executive Committee of the Board of Directors consists of Messrs. Birnbach, Rowe, Silver and Woodlief. This committee determines the compensation of the executive officers of the Company. One meeting was held by the Executive Committee during the year ended November 30, 1997.

     The Stock Option Committee of the Board of Directors consists of Messrs. Cheney, Rosen, Rowe and Woodlief. The Stock Option Committee determines the number of stock options to be granted to all officers and employees of the Company. Two meetings were held by the Stock Option Committee during the year ended November 30, 1997.

     The Company's full Board of Directors act as a nominating committee for the annual selection of nominees for election as Directors. While the Board of Directors will consider nominees recommended by stockholders, it has not established any procedures for this purpose.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation for each of the last three fiscal years earned by the President and each of the most highly compensated executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended November 30, 1997 (the "Named Executives").

                           Summary Compensation Table

                                                                        Long-Term
                                                                       Compensation
                                                                          Awards
                                                  Annual                  ------
Name and                                       Compensation        Securities Underlying        All Other
Principal Position                Year       Salary      Bonus            Options           Compensation(1)(4)
------------------                --------------------------------------------------------------------------
Gerald M. Birnbach
Chairman and President            1997      $777,600         0                  0               $250,656
                                  1996       754,512  $250,000(2)          50,000                249,271
                                  1995       745,404         0             40,000                249,675

Harvey I. Ptashek
Senior Vice President             1997       248,333         0                  0                 19,900
                                  1996       230,000    15,000             16,000                 19,700
                                  1995       230,000    15,000             15,000                 19,700


Arthur H. Dunkin
Secretary Treasurer               1997       213,333         0                  0                 16,800
                                  1996       195,000         0             16,000                 15,700
                                  1995       195,000    15,000             12,000                 16,600

Charlene A. Pedrolie
Vice President - Manufacturing
Systems(3)                        1997       183,750         0                  0                 11,026
                                  1996       165,833         0             10,000                  9,950
                                  1995       106,067         0             20,000                  5,600

     (1) Except as noted in the paragraph below with respect to Mr. Birnbach, includes (i) matching contributions by the Company pursuant to its Cash-or-Deferred Non-Qualified Executive Retirement Plan (the "Executive Retirement Plan") and (ii) supplemental contributions under the Executive Retirement plan as follows: Mr. Birnbach - 1997 $23,328 and $23,328, 1996 $22,636 and $22,635,
1995 $22,338 and $22,337; Mr. Ptashek - 1997 $7,450 and $7,450, 1996 $7,350 and
$7,350, 1995 $7,350 and $7,350; Mr. Dunkin - 1997 $6,400 and $6,400, 1996 $5,850
and $5,850 - 1995 $6,300 and $6,300 and Ms. Pedrolie - 1997 $5,513 and $5,513,
1996 $4,975 and $4,975, 1995 $2,800 and $2,800. The amounts for Mr. Birnbach also include payments to Mr. Birnbach of $200,000 in 1997, 1996 and 1995 pursuant to the termination and settlement of his SERP agreement. The SERP agreement was terminated in December, 1993 in connection with amendments to Mr. Birnbach's then existing employment agreement.

     (2) Payable in the year following Mr. Birnbach's retirement and will accrue interest annually based on the average ten-year U. S. treasury bond rate.

     (3) Ms. Pedrolie ceased to be an executive officer of the Company on August 15, 1997.

     (4) Amounts for Messrs. Birnbach, Ptashek and Dunkin include directors fees, as follows: 1997 - $4,000 each; 1996 - $4,000 each and 1995 -
           $4,000 each.


     The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Executives. No stock options or stock appreciation rights were granted to the Named Executives during fiscal 1997.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                                 Number of Shares                     Value of
                                                                                       Underlying                  Unexercised
                                                                                      Unexercised                 In-the-Money
                                       Shares                                 Options at 11-30-97          Options at 11-30-97
                                     Acquired                   Value                Exercisable/                 Exercisable/
Name                              On Exercise             Realized(1)            Unexercisable(2)             Unexercisable(3)
-------------------------------------------------------------------------------------------------------------------------------
Gerald M. Birnbach                     14,468                $100,573                    133,400/                    $160,171/
                                                                                          13,000                            0

Harvey I. Ptashek                           0                       0                     64,750/                      79,308/
                                                                                               0                            0

Arthur H. Dunkin                            0                       0                     61,750/                      73,777/
                                                                                               0                            0

Charlene A. Pedrolie                   18,000                  42,625                          0/                           0/
                                                                                           4,000                       10,875

------------------------

(1) The difference between fair market value of the Company's Common Stock at exercise and exercise price.
(2) Includes option grants under the 1983 Stock Option Plan and the 1993 Stock Option Plan.
(3) The difference between fair market value of the Company's Common Stock price at fiscal year end and exercise price.

     Supplemental Executive Retirement Plan ("SERP"). The plan provides for a fixed retirement benefit at age 65 of $100,000 per year for ten years for a total sum of $1.0 million. A participant who retires between the ages of 55 and 65 will receive a reduced annual payment over a greater number of years for a total sum of one million dollars. A participant who retires at age 53 or 54 will receive a reduced annual payment over a greater number of years for total sums of $650,000 and $700,000, respectively. A participant who retires before age 53 will receive a lump sum payment equal to the total amount previously accrued by the Company for financial accounting purposes. In September 1995, the Company revised the SERP to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations and to eliminate the reduction in the full benefit provided by the Plan because of age in the event of a change in control. The Named Executives who are participants in the plan are Messrs. Ptashek and Dunkin.

     Employment Agreements. Effective December 1, 1997, the Company entered into a new employment agreement with Mr. Birnbach. The agreement provides for an annual base salary of $791,850. The annual base salary is subject to adjustment annually based upon increases in the Consumer Price Index (the "adjusted base salary"). Provision is also made for a bonus for unusual efforts made by Mr. Birnbach on behalf of the Company to be awarded in the sole discretion of the Company's Board of Directors. The employment agreement also provides for termination benefits, disability and death benefits, vacation and other employee benefits, including the furnishing of an automobile to Mr. Birnbach.

     The employment agreement is for a term of five years, commencing on December 1, 1997 (the "Commencement Date"). On each anniversary of the Commencement Date, the term of the employment agreement will automatically be extended for an additional year unless at least 90 days before such anniversary the Company's Board of Directors, by the affirmative vote of at least two-thirds of its membership, determines not to extend the term and written notice of such action is provided to Mr. Birnbach.

     The employment agreement provides for mandatory deferral of certain compensation by Mr. Birnbach, if necessary, to assure tax deductibility thereof by the Company. No amounts are currently being deferred for tax reasons.

     The employment agreement allows the Board of Directors to terminate Mr. Birnbach's employment at any time with or without cause. If Mr. Birnbach voluntarily terminates his employment with the Company prior to a change in control of the Company without "good reason," or the Company terminates his employment for "cause," then he will not be entitled to any severance payments. If Mr. Birnbach terminates his employment prior to a change in control for "good reason," or the Company terminates his employment without "cause" (other than on account of permanent disability), then he will be entitled to receive all compensation which he would otherwise have been paid for the remainder of the term of the employment agreement in installments consistent with prior practice. The employment agreement defines the term "good reason" as the occurrence of certain diminutions of or interferences with Mr. Birnbach's duties, responsibilities or benefits under the agreement. If Mr. Birnbach's employment is terminated prior to a change in control on account of permanent disability, then he will be entitled to partial salary continuation through the remaining term of the employment agreement. If Mr. Birnbach should die while employed and prior to the Board of Directors approving a change in control transaction, his estate shall be entitled to receive his adjusted base salary as then in effect for the lesser of 18 months or the balance of the employment agreement term.

     If Mr. Birnbach's employment is terminated for any reason in connection with or following a change in control of the Company, then in lieu of the benefits described above and other benefits under the employment agreement through the date of termination, he shall be entitled to receive, on the date of termination, an amount equal to 299% of his "base amount," as determined under
Section 280G of the Code, payable in a single cash lump sum. If the termination in connection with or following the change in control of the Company is involuntary (excluding death or total disability) or made by Mr. Birnbach for good reason and Mr. Birnbach offers to continue to provide services as contemplated by the employment agreement and the offer is declined, then, subject to certain conditions, the Company must also, during the shorter period of the date of termination through the remaining term of the employment agreement or two years following the termination, pay to Mr. Birnbach monthly 1/12 of his adjusted base salary, plus 1/12 of the average amount of cash bonus and cash incentive compensation earned by Mr. Birnbach for the two full years preceding the change in control.

          Mr. Birnbach and his spouse will also receive certain post-termination health benefits for their respective lifetimes following termination of Mr. Birnbach's employment; provided such benefits will not be provided if his termination of employment is for "cause" prior to and not in connection with a change in control.

          Under the employment agreement, subject to limited exceptions, for a period of two years after the voluntary or involuntary termination of Mr. Birnbach's employment with the Company, Mr. Birnbach may not compete or own an interest in any other business in competition with that of the Company's business, except for the purchase and holding of securities of any publicly traded company.

          The Board of Directors approved employment contracts with Messrs. Ptashek and Dunkin in 1984 and 1985, respectively. The contracts provide that if the officers are terminated for the convenience of the Company, without cause or any reason related to job performance, they may receive a sum equal to their annual base compensation for a period of two years or until the attainment of the normal retirement age under the Company's retirement plans, whichever is earlier. Payments made under these employment contracts are credited toward age requirements under the SERP. These employment contracts were amended in September, 1995 to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations in the event of a change in control of the Company.

          Cash-or-Deferred Non-Qualified Executive Retirement Plan. Effective December 1, 1994, the Company adopted an unfunded Cash-or-Deferred Non-Qualified Executive Retirement Plan (the "Executive Retirement Plan"). The Executive Retirement Plan is designed to enable the executive officers to defer current income. Under the Executive Retirement Plan, a participant may elect to defer an unlimited amount of his salary and bonus. Each participant will receive a matching Company contribution equal to (i) 75% of the first 1% to 3% of compensation deferred and (ii) 25% of deferred amounts from 4% to 6% of compensation. No matching contribution will be made for deferred amounts in excess of 6% of salary and bonus. In its discretion, the Board of Directors may award supplemental credits to the account of plan participants. Participants are fully vested in the amounts credited to their plan accounts at all times.
Prior to January 26, 1998, participant deferral amounts, matching credits and any supplemental credits earned interest based on the then current 10-year treasury bond rate. Effective January 27, 1998, the Executive Retirement Plan was amended to allow participants to earn additional credits on amounts held in their accounts based on the performance of one or more of four measurement funds available to participants for their selection.

          In addition, the Executive Retirement Plan provides for the transfer into a separate grantor trust of assets equal to the Company's obligations to the plan participants upon the occurrence of certain events, including a change in control of the Company. As of November 30, 1997, each of the Named Executives was a participant in the Executive Retirement Plan.

          Director Compensation. Directors employed by the Company are paid fees of $500 per meeting and non-employee directors receive a fee of $1,750 per meeting. No fees are paid to members of committees appointed by the Board of Directors for their service on committees. The directors who are not employees of the Company received the following amounts in fiscal 1997 for serving on the Company's Board of
Directors: Messrs. Cheney, Silver, Rosen, Rowe and Woodlief, $14,000 each. Directors who are executive officers of the Company each received $4,000 in 1997 in compensation for their service on the Company's Board of Directors. In accordance with the 1993 Stock Option and Incentive Plan, directors who are not employees of the Company each receive on the first Monday in February of each year an automatic grant of options to purchase 4,500 shares. Accordingly, the following directors each received on February 3, 1997, an option to purchase 4,500 shares at an exercise price of $8.875 per share: Messrs. Cheney, Rosen, Rowe, Silver and Woodlief. No stock options by non-employee directors were exercised during fiscal 1997.


     Compensation Committee Interlocks and Insider Participation. The members of the Company's Compensation Committee are Messrs. Birnbach, Rowe, Silver and Woodlief. Mr. Birnbach is currently the Company's Chairman, President and Chief Executive Officer, and Messrs. Rowe and Woodlief are former officers of the
Company.   Since his retirement in December 1992, Mr. Woodlief has been a consultant to the Company and was paid $16,250 for fiscal 1997. Mr. Woodlief ceased to be a consultant to the Company on January 1, 1998. Mr. Silver is a member of the law firm Silver, Freedman & Taff, L.L.P. which serves as general counsel to the Company. Total fees incurred for legal services rendered by this firm to the Company and its subsidiaries during the fiscal year ended November 30, 1997 did not exceed 5% of such firm's gross revenues in its last fiscal year.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file.

     To the Company's knowledge, based solely upon information provided to the Company by the officers and directors subject to Section 16 of the Securities Exchange Act of 1934, each of the Company's executive officers, directors and greater than 10% shareholders timely filed all required reports, with the exception of former Director W. Patrick Dolan, who retired from the Board in January, 1998 and who inadvertently failed to timely report a transaction with occurred in January, 1997. Mr. Dolan subsequently filed a Form 4 to report the transaction.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES


     The compensation policies of the Company seek to align the compensation of its executive officers with the Company's financial and other performance aspects, thereby improving performance and enhancing stockholder value.

     Compensation Philosophy. The Company's compensation programs are designed to attract and retain qualified management personnel by providing competitive compensation while, at the same time, providing incentive to enhance stockholder value consistent with the business strategies and long-term objectives of the Company. Accordingly, the Company's compensation programs include the following aspects:

     The compensation program includes a base salary providing competitive compensation and reflecting the Company's financial and other performance as well as the individual's performance.

     Long-term incentive in the form of stock options are designed to reward and retain executives over a period of years, and to align the interests of executives with those of stockholders by relating compensation to the Company's stock price.

     Base Salaries. Base salaries are intended to compensate fairly all of the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, and their extended period of service to the Company. Actual salaries paid to the Company's executive officers are based upon their level of experience and performance and their years of service to the Company.

     Long-term Incentives.   The Company provides long-term, stock-related
incentives to key executives and employees including the Named Executives under the 1993 Stock Option and Incentive Plan (the "Plan"). Awards under the Plan may be either "incentive" stock options, qualifying for favorable income tax treatment, or "non-qualified" stock options. Awards are designed to align management's incentives with the interests of the Company's stockholders and to reward executives for increases in stockholder value. On December 2, 1997, stock options were awarded to the following Named Executives in the following amounts:
Mr. Birnbach - 50,000 shares and Mr. Dunkin - 15,000 shares. Such awards were to link an adequate portion of executive compensation to benefits produced for all other stockholders.

     Compensation of the Chief Executive Officer.    Effective December 1993,
Mr. Birnbach received an increase in his salary from $641,600 to $725,000 as an inducement to extend his contract to serve as Chairman and President of the Company and to reward him for improvement in the Company's financial and other performance. Mr. Birnbach's compensation is adjusted annually for cost of living
increases.   Effective December 1, 1997, the Company entered into a new employment agreement with Mr. Birnbach to compensate him for his value and past services to the Company and as an inducement to secure his future services to the Company. See "Executive Compensation - Employment Agreements."

     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended (the "Code"), the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. The Company has included a provision in Mr. Birnbach's employment agreement limiting his compensation to the $1 million threshold and deferring any amount in excess of such limit. In addition, although the current compensation of each of the Company's other executive officers is below the $1 million threshold, the Company intends to consider this provision in establishing future compensation policies for such officers.





                              EXECUTIVE COMMITTEE

                              Gerald M. Birnbach
                              Keith J. Rowe
                              Sidney J. Silver
                              Gerald O. Woodlief

                            STOCK OPTION COMMITTEE

                              Richard E. Cheney
                              Charles T. Rosen
                              Keith J. Rowe
                              Gerald O. Woodlief

                               PERFORMANCE GRAPH

     The following is a line graph comparing the yearly change in the cumulative total return on the Company's Common Stock with the cumulative total return on the NYSE Market Index and the Company's peer group index for the Company's last five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

Among Rowe Furniture Corporation, the NYSE Market
Index, and the Company's Peer Group



     The peer group consists of household furniture manufacturing companies with the same Standard Industrial Classification as the Company.

                           [LINE GRAPH APPEARS HERE]

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG ROWE FURNITURE CORPORATION
                     NYSE MARKET INDEX AND SIC CODE INDEX

                                            FISCAL YEAR ENDING
--------------------------------------------------------------------------------
COMPANY                     1992     1993     1994     1995     1996     1997

ROWE FURNITURE CORP         100      266.97   320.69   272.61   440.08   384.60
INDUSTRY INDEX              100      135.32   107.82   131.93   165.81   225.63
BROAD MARKET                100      112.21   114.08   145.94   181.52   229.70


THE INDUSTRY INDEX CHOSEN WAS:
SIC CODE 251 - HOUSEHOLD FURNITURE

THE BROAD MARKET INDEX CHOSEN WAS:
NEW YORK STOCK EXCHANGE

THE CURRENT COMPOSITION OF THE INDUSTRY INDEX IS AS FOLLOWS:

AMERIWOOD INDUSTRIES INT
BASSETT FURNITURE IND
BUSH INDUSTRIES INC CL A
CHROMCRAFT REVINGTON INC
DMI FURNITURE INC
ETHAN ALLEN INTERIORS
FLEXSTEEL INDUSTRIES INC
FURNITURE BRANDS INTL
INDUSTRIE NATUZZI S.P.A.
KRAUSE'S FURNITURE INC
LA-Z-BOY INC
LADD FURNITURE INC
LEGGETT & PLATT INC
MASCO CORP
MEADOWCRAFT INC
O'SULLIVAN IND HLDGS INC
PULASKI FURNITURE CORP
ROWE FURNITURE CORP
STANLEY FURNITURE INC


SOURCE: MEDIA GENERAL FINANCIAL SERVICES
        P.O. BOX 85333
        RICHMOND, VA 23293
        PHONE: 1-(800) 446-7922
        FAX:   1-(804) 649-6826

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors engaged the independent certified public accounting firm of BDO Seidman, L.L.P. to audit the records of the Company for the 1995, 1996 and 1997 fiscal years. Representatives of BDO Seidman, L.L.P. are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company' s proxy materials for the next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's principal administrative offices at 239 Rowan Street, Salem, Virginia, no later than October 23, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.



                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company may also retain the services of a proxy solicitation firm, the fees and expenses of which firm will be paid for by the Company, although there is no present intention to retain any such firm.

     The Company's annual report to stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on February 12, 1998. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation materials, nor as having been incorporated herein by reference.



                                                    ARTHUR H. DUNKIN
                                                    Secretary-Treasurer

February 20, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                ROWE FURNITURE CORPORATION - COMMON STOCK PROXY

For the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Tuesday, March 31, 1998 at the Roanoke Airport Marriott, Roanoke, Virginia

     The undersigned hereby appoints A. H. Dunkin and B. A. Rotramel or either one of them with full powers of substitution as Proxies to vote the Common Stock of Rowe Furniture Corporation (the "Company") held by the undersigned at the above stated Annual Meeting or any adjournments and or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated February 20, 1998, as follows:

ELECTION OF DIRECTORS.  The nominees to serve until 2001 are Messrs.

     Gerald M. Birnbach          Keith J. Rowe          Richard E. Cheney

     [_]  VOTE FOR all nominees           [_]  VOTE WITHHELD for all nominees

     [_]  VOTE FOR, except vote withheld from the following nominee(s):

          -----------------------------

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends a vote "FOR" each of the nominees .


                (continued and to be signed on the reverse side)

This proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR all nominees. If any other matter is presented at the Annual Meeting, this proxy will be voted by those named in their best judgment. At the present time, the Board of Directors knows of no other matter to be presented at the Annual Meeting.

Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 1998 Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                                             -----------------------------------
                                             SIGNATURE                      DATE


                                             -----------------------------------
                                             SIGNATURE                      DATE



Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           ROWE FURNITURE CORPORATION


Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, March 31, 1998.

Sincerely,

Rowe Furniture Corporation